Exhibit 3.2



                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                 TVI CORPORATION

                               ARTICLE I - OFFICES
                               -------------------

The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may, from time to time, determine. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF STOCKHOLDERS
                      ------------------------------------

Section 1 - Annual Meetings:
----------------------------

The annual meeting of the Stockholders of the Corporation shall be held o n such date and at such time as may be fixed by resolution of the Board of Directors for the five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:
-----------------------------

Special meetings of the Stockholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of not less than a majority of all shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Maryland General Corporation Law.

Section 3 - Place of Meetings:
------------------------------

All meetings of Stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings:
-------------------------------

(a) Written notice of each meeting of Stockholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten (10) or more than ninety (90) days before the meeting, upon each Stockholder of record entitled to vote at such meeting, and to any other Stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is being called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle Stockholders to receive payment for their shares pursuant to the Maryland General Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such Stockholder at his address, as it appears on the records of the Stockholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a Stockholder of record after the mailing of such notice and prior to the meeting, or to any Stockholder who attends such meeting, in person or by proxy, or to any Stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of Stockholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:
-------------------

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereto being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of Stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of Stockholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any Stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of Stockholders, the Stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:
-------------------

(a) Except as otherwise provided by statue or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the Stockholders, shall by authorized by a majority of votes cast at a meeting of Stockholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of Stockholders, each holder of record of shares of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Each Stockholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the Stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the Stockholders entitled to vote thereon, shall be and constitute action by such Stockholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of Stockholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

Section 7 - Notice of Stockholder Business:
-------------------------------------------

(a) At any annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business, including any nomination for election of directors, must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who complies with the notice procedures set forth in this Section 7.

(b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action. To be timely, such notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of (i) the mailing date of the notice of the preceding year's annual meeting, or (ii) the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely any such notice must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. In the event that the number of directors is increased and there is a public announcement of the increase or a public announcement naming all of the nominees for director at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall be considered timely if delivered within the time period described above. If such public announcement is made later, a stockholder's notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(c) Any such notice by a stockholder shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation's books, and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such stockholder and such beneficial owner, if any, and
(iv) any material interest of such stockholder and such beneficial owner, if any, in such business. If a stockholder proposes the nomination for election of directors, such notice by the stockholder shall also set forth as to each person whom the stockholder proposes to nominate (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 ("Exchange Act") or any successor regulation thereto, including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and whether any person intends to seek reimbursement from the Corporation of the expenses of any solicitation of proxies should such person be elected a director of the Corporation. No person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation.

(d) Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the board of directors or (ii) by a stockholder who complies with the notice procedures set forth in this Section 7. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder gives timely notice thereof to the Secretary of the Corporation in writing and setting forth the information required in the paragraph immediately above. To be timely, any such notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

(e) For purposes of this Section 7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section. The chairman of the annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section and, if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

(g) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 7. Nothing in this Section 7 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under specified circumstances.

                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

Section 1 - Number, Election and Term of Office:
------------------------------------------------

(a) The number of the directors of the Corporation shall be ten (10), unless and until otherwise determined by vote of a majority of the entire Board of Directors.

(b) The members of the Board of Directors of the Corporation, who need not be Stockholders, shall be elected by a majority of the votes cast at a meeting of Stockholders, by the holders of shares entitled to vote in the election.

(c) The directors shall be divided into three (3) classes, as nearly equal in number as possible. Directors shall be elected for a term of office expiring at the third succeeding annual meeting of the Stockholders after their election, and until their successor shall be elected and shall qualify, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:
------------------------------

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the Stockholders.

Section 3 - Annual and Regular Meeting; Notice:
-----------------------------------------------

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, at the place of such annual meeting of Stockholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:
-------------------------------------

(a) Special Meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, electronic mail (to any electronic mail address provided by the director to the Company) radio or cable or other electronic means, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 -  Chairman:
----------------------

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:
------------------------------------

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:
-----------------------------

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorize, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8 - Vacancies:
----------------------

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the Stockholders shall be filled by the Stockholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9 - Resignation:
------------------------

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:
---------------------

Any director may be removed with or without cause at any time by the Stockholders, at a special meeting of the Stockholders called for that purpose, and may be removed for cause by action of the Board.

Section 11 - Salary:
--------------------

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12 - Contracts:
-----------------------

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction, which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13 - Committees:
------------------------

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE IV - OFFICERS
                              ---------------------

Section 1 - Number, Qualifications, Election and Term of Office:
----------------------------------------------------------------

(a) The officers of the Corporation shall consist of a President, Secretary and Treasurer and also may consist of a Chief Executive Officer, Chief Operating Officer, Chairman of the Board, a Vice-Chairman of the Board, additional Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers as the Board may determine from time to time. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of Stockholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:
------------------------

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officers, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:
--------------------

Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4 - Vacancies:
----------------------

In the absence or incapacity of any officer, or in the event of a vacancy in any office, the Board of Directors may designate any person to fill any such office pro tempore or for any particular purpose.

Section 5 - President:
----------------------

The President shall in general supervise and control all of the business and affairs of the Corporation. Unless the President is not a member of the Board of Directors, in the absence of both the Chairman and the Vice-Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors. He may execute any deed, mortgage, bond, contract or other instrument which the Board of Directors has authorized to be executed except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6 - Vice Presidents:
----------------------------

In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive, senior or Assistant Vice President or as Vice President for particular areas of responsibility.

Section 7 - Secretary:
----------------------

The Secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if the Corporation shall have a seal; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8 - Treasurer:
----------------------

(a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b) He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(c) If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9 - Chief Executive Officer:
------------------------------------

The Board of Directors may designate a Chief Executive Officer, who shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.

Section 10 - Chief Operating Officer:
-------------------------------------

The Board of Directors may designate a Chief Operating Officer, who shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 11 - Chairman and Vice Chairman of the Board:
-----------------------------------------------------

The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of the Chairman of the Board, the Vice-Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman of the Board and the Vice-Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

Section 12 - Assistant Secretaries and Assistant Treasurers:
------------------------------------------------------------

The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such sureties as shall be satisfactory to the Board of Directors.

Section 13 - Sureties and Bonds:
--------------------------------

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 14 - Shares of Other Corporations:
------------------------------------------

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such Stockholder (including the attendance, acting and voting at Stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

                           ARTICLE V- SHARES OF STOCK
                           --------------------------

Section 1 - Certificate of Stock:
---------------------------------

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary, or any Assistant Secretary, and may bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a Stockholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:
-------------------------------------------

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost of destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:
--------------------------------

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:
------------------------

In the event the share records of the Corporation are closed, such records may not be closed for a period longer than twenty (20) days. In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding ninety (90) days, nor less than ten (10) days, as the record date for the determination of Stockholders entitled to receive notice of, or to vote at, any meeting of Stockholders, or to consent to any proposal without a meeting, or for the purpose of determining Stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

                             ARTICLE VI - DIVIDENDS
                             ----------------------

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

                            ARTICLE VII - FISCAL YEAR
                            -------------------------

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

                          ARTICLE VIII - CORPORATE SEAL
                          -----------------------------

The corporate seal, if any, shall be in such form as shall be approved from time to time but the Board of Directors.

                          ARTICLE IX - INDEMNIFICATION
                          ----------------------------

Section 1 - Generally:
----------------------

The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who, while serving as directors or officers of the Corporation, also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2 - Advances of Expenses:
---------------------------------

Any director or officer seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law without requiring a preliminary determination of ultimate entitlement of indemnification.

Section 3 - Other Arrangements Permitted:
-----------------------------------------

The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

Section 4 - Applicability of the Maryland General Corporation Law:
------------------------------------------------------------------

References in this Article IX are to the Maryland General Corporation Law, as amended from time to time. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

                             ARTICLE X - AMENDMENTS
                             ----------------------

Section 1 - By Stockholders:
----------------------------

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the Stockholders at the time entitled to vote in the election of directors.

Section 2 - By Directors:
-------------------------

The Board of Directors shall have power to make, adopt, alter, amend, and repeal, from time to time, by-laws of the Corporation: provided, however, that the Stockholders entitled to vote with respect thereto as in this Article X above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of Stockholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the Stockholders. If any by-laws regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of Stockholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


Amendment and Restatement adopted by the Board of Directors on March 22, 2004.